EXHIBIT 99


[CMS ENERGY LOGO]                                                  NEWS RELEASE
--------------------------------------------------------------------------------

                       CMS ENERGY ANNOUNCES 2002 EARNINGS
                         IN LINE WITH PREVIOUS GUIDANCE

                             Reaffirms 2003 Outlook

                       Improves Liquidity by $1.4 Billion

                                Completes Reaudit

DEARBORN, Mich., April 1, 2003 - CMS Energy (NYSE: CMS) today announced 2002 results, reaffirmed 2003 earnings guidance, provided an update on its financial improvement plan, and announced the completion of its 2000 and 2001 reaudit.

CMS Energy announced its 2002 results were in line with previous guidance and include:
o A reported net loss of $620 million, or $4.46 per share, under Generally Accepted Accounting Principles (GAAP), compared to a reported 2001 consolidated net loss of $448 million, or $3.42 per share.
o Ongoing(1) net income (non-GAAP) of $213 million or $1.53 per share compared to $9 million or $0.08 per share for 2001.

CMS Energy reaffirmed its earnings guidance for 2003 and:
o Expects reported net income will be roughly break even, dependent largely on the timing and proceeds from planned asset sales.
o Expects ongoing net income will be in the range of $0.80 to $0.90 per share.

CMS Energy continues to make steady progress on its financial improvement plan in four major areas - financings, liquidity, asset sales, and cost control.
o The Company has secured $1.4 billion in recent weeks to address debt maturities at CMS Energy through the third quarter of 2004 and at Consumers Energy through June 2004.
o As previously announced, the Company is maintaining a consolidated cash balance goal of about $400 million, split between CMS Energy and Consumers Energy. Presently, the Company expects to have cash flows that would permit it to exceed the cash balance goal, which would provide additional financial flexibility.
o CMS Energy also noted progress on the sale of the CMS Panhandle Companies. The sale has been approved by the Massachusetts Department of Telecommunications and Energy and the Missouri Public Service Commission. CMS Energy and the buyers are continuing their efforts to gain approval from the Federal Trade Commission. The Company remains confident that the $1.8 billion Panhandle sale will close in the near term.

(1) Ongoing net income (non-GAAP) excludes the effects of reconciling items identified on the attached Digest of Consolidated Earnings.

o CMS has signed agreements for or closed $3.7 billion in asset sales, including assumed debt, over the past 15 months. The Company is in the process of selling additional non-core assets, including the Guardian pipeline, CMS Field Services, CMS Marketing, Services, and Trading (MST) businesses, international distribution companies and selected power plants.
o CMS's plan includes $900 million of asset sale proceeds in 2003, including Panhandle, and approximately $400 million of additional proceeds in 2004.
o    CMS reduced its debt by $800 million in 2002.
o The Company has reduced its 2003 capital expenditures budget by $350 million, or 39 percent, from 2002. This follows a $540 million reduction in 2002 from 2001 levels.
o The Company is continuing its efforts to significantly reduce operating expenses.

CMS Energy also announced that the reaudit of its consolidated financial results for 2000 and 2001 has been completed and the appropriate amended forms have been filed with the U.S. Securities Exchange Commission. CMS Energy expects the review of the 2001 quarterly results to be completed, and updated financial statements for those periods filed, by mid-summer.

Overall Results

The Company said 2002 reported results were a loss of $4.46 per share, largely due to a goodwill impairment charge for Panhandle, non-cash write downs associated with CMS Field Services, and impairments of the Dearborn Industrial Generation project and other independent power projects.

The ongoing earnings per share were $1.53, including CMS Panhandle operating earnings. Management believes that ongoing earnings provide a key measure of the Company's current operating financial performance, unaffected by losses or gains caused by net asset writedowns, impairments, sales and other items detailed in the attached chart.

"The 2002 results and our projections for 2003 are in line with our previous guidance. Our core businesses are operating well and we're working hard to improve our financial results and to continue to deliver on our commitments," said Ken Whipple, CMS Energy's chairman and chief executive officer.

CMS Energy Corporation is an integrated energy company, which has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

                                     # # #

For  more   information   on  CMS  Energy,   please   visit  our  web  site  at:
www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

This news release contains "forward-looking statements" within the meaning of the safe harbor provisions of the federal securities laws. It should be read in conjunction with the forward-looking statements cautionary factors in CMS Energy's Securities and Exchange Commission filings that identify important factors that could cause CMS Energy's results to differ materially from those anticipated in such statements.



                           CMS Energy's 2002 And 2003
                     Earnings Per Share Results and Guidance

                                                        2002         2003
                                                       Actual      Guidance
Reported Net Income - GAAP Basis                   $    (4.46)     $0.00 - 0.10
  Net Asset Writedowns                                   3.27       0.00
  Discontinued Operations                                1.60      (0.15)
  Businesses Sold (Panhandle and Field Services)         0.46       0.00
  Loss of Tax Benefits                                   0.80       0.00
  Net Asset (Gain)/Loss and Other                       (0.14)      0.95
                                                        -----       -----
Ongoing Net Income - Non-GAAP Basis                $     1.53      $0.80 - 0.90

                             CMS ENERGY CORPORATION
                         Digest of Consolidated Earnings
                      (Millions, Except Per Share Amounts)

                                                                            As Restated
Year Ended December 31                                             2002          2001
----------------------                                             ----          ----

Operating Revenue                                              $   8,687       $  8,063

Income (Loss) From Continuing Operations                       $    (416)      $   (236)

Discontinued Operations                                        $    (222)      $   (210)

Consolidated Net Income (Loss)                                 $    (620)      $   (448)

Reconciling Items:
      Asset Impairments                                              455            206
      Discontinued Operations (Gain)/Loss                            222            210
      Addback Panhandle and Field Services, net                       64             39
      Tax Strategy Changes                                           111              -
      Net Asset Sales (Gain) and Other                               (19)             2
                                                                 --------         ------
Ongoing Net Income Before Reconciling Items                    $     213       $      9
                                                                 ========         ======
Average Number of Common Shares Outstanding
     Basic                                                           139            131
     Diluted                                                         143            135

Basic Earnings Per Average Common Share of CMS Energy:

Earnings (Loss) Per Share As Reported                          $   (4.46)      $  (3.42)

Reconciling Items:
      Asset Impairments                                             3.27           1.57
      Discontinued Operations (Gain)/Loss                           1.60           1.61
      Addback Panhandle and Field Services, net                     0.46           0.30
     Tax Strategy Changes                                           0.80             -
     Net Asset Sales (Gain) and Other                              (0.14)          0.02
                                                                --------         ------
Earnings Per Share Before Reconciling Items                    $    1.53       $   0.08
                                                               =========       =========

Diluted Earnings Per Average
     Common Share of CMS Energy:
                                               2003 Guidance
                                               -------------
Earnings (Loss) Per Share As Reported          $0.00 - $0.10   $   (4.46)      $  (3.42)


Reconciling Items:
      Asset Impairments                               -             3.27           1.57
     Discontinued Operations (Gain)/Loss           (0.15)           1.60           1.61
     Addback Panhandle and Field Services, net                      0.46           0.30
     Tax Strategy Changes                                           0.80              -
     Net Asset Sales (Gain) and Other               0.95           (0.14)          0.02
                                                                   ------     ---------

Earnings Per Share Before Reconciling Items    $0.80 - $0.90   $    1.53       $   0.08
                                               =============    ========      =========
Dividends Declared Per Common Share                            $    1.09       $   1.46